Exhibit 10.1

IBC Management Incentive Plan (Fiscal 2007)

Plan Objective

The objective of this program is to provide an incentive to eligible Management for the attainment of organizational performance objectives that contribute to the achievement of IBC’s Fiscal 2007 Business Plan. The program provides some opportunity to offset two consecutive years without merit increases.

Term of the Plan: Fiscal Year 2007

Approvals, Oversight, Discretionary Payments and Timing

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Oversight of the incentive plan shall be the responsibility of the IBC Compensation Committee, consisting of the CEO, COO, CFO and CMO. All payments will be reviewed and approved by the Compensation Committee of IBC’s Board of Directors.

▪

A discretionary pool will be created in the event that IBC exceeds its EBITDA target before incentive compensation at the rate of 15% of any excess. Additionally, to the extent IBC exceeds EBITDA and certain BU’s or PC’s do not meet their targets (in which case they do not earn incentive compensation), that funding will go into the discretionary pool. The discretionary pool, if any, will be managed by the IBC Compensation Committee. Distributions can be made to any employee based on individual performance and contribution to the achievement of IBC’s business objectives.

▪	All bonus payments will be made approximately 90 days following the close of the fiscal year and completion of the year-end audit.

IBC Management Incentive Plan (Fiscal 2007)

Plan Measures
Performance Measures are assigned based on the employee’s ability to impact/influence results.
▪	Corporate
	•	Measured against Corporate (IBC) EBITDA targets
	•	Failure to meet the IBC EBITDA goals results in no funding

▪	Wholesale Business Units
	•	Measured against BU EBITDA targets
	•	Failure to meet BU EBITDA goals results in no funding
	•	Bonuses will be funded at the 50% level unless IBC EBITDA objectives are achieved

▪	Profit Centers, Dry Products, Retail Sales and Dolly Direct Sales
	•	Measured against PC or unit EBITDA targets
	•	Failure to meet PC or unit EBITDA goals results in no funding
	•	Bonuses will be funded at the 50% level unless IBC Corp. EBITDA objectives are achieved

▪	Sub-units of the PC (Sales and Operations)
	•	Measured against metrics that will include, but may not be limited to, those shown below and will be customized and communicated by PC leadership
	•	Failure of the PC or Unit to achieve EBITDA target results in no funding
	•	Bonuses will be funded at the 50% level unless IBC Corp. EBITDA objectives are achieved
	•	Sales Management
		-	PC Sales plan (70%)
		-	PC Route returns (20%)
		-	PC Safety Goals (10%)
	•	Operations
		-	Objectives for plant operations will be customized to be plant specific. These will be developed by the Business Unit and submitted to the COO for review and approval.

Individual Measures and Opportunity
Individual performance ratings will impact incentive opportunity relative to target, as follows:
▪	Performance below standard, probationary status, or written performance improvement plan in place: $0
▪	Performance below expectations, needs improvement in some areas: 60% - 80% of target
▪	Performance meeting expectations, no identified improvement needs: 80% - 100%
▪	Performance exceeding expectations: 100% - 150%